Exhibit 32.0

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Robert M. Mahoney, President and Chief Executive Officer of BSB Bancorp, Inc., (the “Company”) and John A. Citrano, Executive Vice President and Chief Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended September 30, 2018 (the “Report”) and that to the best of his knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 2, 2018	/s/ Robert M. Mahoney
Robert M. Mahoney
President, Chief Executive Officer and Director

Date: November 2, 2018	/s/ John A. Citrano
John A. Citrano
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.